                                                 EXHIBIT (e)(iii)


                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
               SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                Effective Date
----                                                --------------

Schwab International Index Fund - Investor Shares   July 21, 1993

Schwab International Index Fund - Select Shares     April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares       October 14, 1993

Schwab Small-Cap Index Fund - Select Shares         April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly       September 25, 1995
known as Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly     September 25, 1995
known as Schwab Asset Director-Balanced Growth
Fund)

Schwab MarketTrack Conservative Portfolio           September 25, 1995
(formerly known as Schwab Asset
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                      February 28, 1996

Schwab S&P 500 Fund - Investor Shares               February 28, 1996

Schwab S&P 500 Fund - Select Shares                 April 30, 1997

Schwab Analytics Fund                               May 21, 1996

Schwab MarketManager International Portfolio        September 2, 1996
(formerly known as Schwab OneSource
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly     October 13, 1996
known as Schwab OneSource Portfolios-Growth
Allocation)

Schwab MarketManager Balanced Portfolio (formerly   October 13, 1996
known as Schwab OneSource Portfolios-Balanced
Allocation)

Schwab MarketManager Small Cap Portfolio (formerly August 3, 1997 known as Schwab OneSource Portfolios-Small
Company)

Institutional Select S&P 500 Fund                   October 28, 1998

Institutional Select Large Cap-Value Index Fund     October 28, 1998

Institutional Select Small-Cap Value Index Fund     October 28, 1998

Schwab Total Stock Market Index Fund - Investor     April 15, 1999
Shares

Schwab Total Stock Market Index Fund - Select       April 15, 1999
Shares

Communications Focus Fund                           May 15, 2000

Financial Services Focus Fund                       May 15, 2000

Health Care Focus Fund                              May 15, 2000

Technology Focus Fund                               May 15, 2000

Schwab Hedged Equity Fund                           August 6, 2002



                                    SCHWAB CAPITAL TRUST

                                    By:      /s/ Stephen B. Ward
                                             ---------------------------------
                                    Name:    Stephen B. Ward
                                    Title:   Senior Vice President
                                             and Chief Investment Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:      /s/ Jeff Lyons
                                             ---------------------------------
                                    Name:    Jeff Lyons
                                    Title:   Executive Vice President